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                                                                   EXHIBIT 10(k)

                DESCRIPTION OF LIZ CLAIBORNE, INC. 1995 SALARIED
                          EMPLOYEE INCENTIVE BONUS PLAN

For the 1995 fiscal year, Liz Claiborne, Inc. maintained a bonus plan for full time salaried employees under which bonuses were earned based upon (i) the achievement of targeted levels of divisional direct operating income; (ii) where applicable, department performance consideration and (iii) growth in earnings per share, subject to certain terms and conditions. A similar bonus plan is anticipated for 1996.